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                                  EXHIBIT (13)(i)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 33 to the registration statement on Form N-3 of The Prudential Variable Contract Account-10 (the "Registration Statement") of our reports dated February 25, 1999, relating to the financial statements and financial highlights of The Prudential Variable Contract Account-10, The Prudential Variable Contract Account-11 and The Prudential Variable Contract-24, which appear in such Statement of Additional Information.

         We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated February 26, 1999, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appears in such Statement of Additional Information.

         We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information.


          PricewaterhouseCoopers LLP
          New York, New York
          April 23, 1999